SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                               _________________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               _________________


                         Date of Report: June 23, 2003
                       (Date of earliest event reported)


                           Stillwater Mining Company
              (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-7704                   13-1681234
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(State or Other Jurisdiction     (Commission File Number)     (IRS Employer
of Incorporation)                                           Identification No.)


                 536 East Pike Avenue, Columbus, Montana 59019
                 ---------------------------------------------
                   (Address of Principal Executive Offices)


                                (406) 322-8700
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             (Registrant's telephone number, including area code)



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Item 1. Changes in Control of Registrant

         On June 23, 2003, Stillwater Mining Company (the "Company") issued and sold 45,463,222 shares of its common stock to Norimet Limited, a company organized under the laws of England and Wales ("Norimet") and a wholly-owned subsidiary of MMC Norilsk Nickel, an open joint stock company organized under the laws of the Russian Federation ("Norilsk Nickel"), pursuant to the Stock Purchase Agreement, dated as of November 20, 2002, by and among the Company, Norimet and Norilsk Nickel. A copy of the Stock Purchase Agreement was included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 21, 2002 and is incorporated herein by reference.

         The Company received consideration from Norimet comprised of approximately $100 million in cash and approximately 877,000 ounces of palladium. The aggregate value of the consideration was approximately $257 million as of June 20, 2003, the last trading day before the date hereof. Following the closing, Norimet and Norilsk Nickel beneficially own approximately 51% of the outstanding shares of the Company.

         In connection with the closing of the Norilsk Nickel transaction, pursuant to the Stock Purchase Agreement and the Stockholders Agreement (described in Item 5), Richard E. Gilbert, Apolinar Guzman and Stephen V. Kearney resigned from the Company's board of directors. Effective as of the closing date, the size of the board of directors was increased from 7 to 9 directors. Pursuant to the Stockholders Agreement, the following five persons nominated by Norimet and Norilsk Nickel were appointed to the Company's board of directors to fill the vacancies created by such expansion and such resignations: Craig L. Fuller, Steven S. Lucas, The Honorable Donald W. Riegle Jr., Todd D. Schafer and Jack E. Thompson.

         On June 23, 2003, the Company issued a press release regarding the closing of the stock purchase transaction. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5. Other Events

         In connection with the closing pursuant to the Stock Purchase Agreement, on June 23, 2003, the Company, Norilsk Nickel and Norimet entered into a Stockholders Agreement and the Company and Norimet entered into a Registration Rights Agreement. Copies of the Stockholders Agreement and Registration Rights Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.


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                                   SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            STILLWATER MINING COMPANY


Date: June 23, 2003                         By:  /s/ John R. Stark
                                                 ---------------------------
                                            Name:   John R. Stark
                                            Title:  Vice President, Secretary
                                                    and General Counsel



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                                   EXHIBITS

10.1 Stockholders Agreement, dated as of June 23, 2003, among Stillwater Mining Company, MMC Norilsk Nickel and Norimet Ltd.

10.2 Registration Rights Agreement, dated as of June 23, 2003, among Stillwater Mining Company and Norimet Ltd.

99.1     Press release issued on June 23, 2003 by Stillwater Mining Company.